UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 5, 2009
Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)                                (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 5, 2009 Waste Services, Inc. announced that it had completed an acquisition of the operations and related assets of Republic Services, Inc. in Miami-Dade County, Florida. The consideration paid was $32 million in cash, plus a true-up, to be subsequently determined, for working capital. A copy of the purchase agreement is furnished as Exhibit 99.1 to this Form 8-K, and a copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

The financial statements of the business acquired, required to be filed for the periods specified by Rule 3-05(b) of regulation SX, are not included in this initial current report. We will file the necessary financial statements within the prescribed 75 calendar day timeframe, as an amendment to this report.

(d)	Exhibits.
99.1	Asset Purchase Agreement, dated October 5, 2009, among Republic Services and Waste Services.

99.2	October 5, 2009 Press Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WASTE SERVICES, INC.
By: /s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel
Date: October 6, 2009

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